UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 14, 2017

Date of report (Date of earliest event reported)

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On February 7, 2017, the Compensation Committee (“Committee”) of the Board of Directors of SPS Commerce, Inc. (the “Company”) approved annual grants of equity awards under the terms of the Company’s 2010 Equity Incentive Plan, as amended (the “Plan”) to the Company’s executive officers. The annualized grant date fair value of the awards to be received by each executive officer has been allocated 25% to a stock option award, 50% to a time-vested restricted stock unit (“RSU”) award and 25% to a performance share unit (“PSU”) award. However, because the Committee anticipates granting PSU awards only once every three years to reflect the three-year performance period associated with these awards, the grant date fair value of the PSU awards currently granted is three times the annualized grant date fair value allocation to PSU awards. The terms of the stock option and RSU awards will be consistent with those of previous option and RSU awards. The terms of the PSU awards are set forth in a form of PSU award agreement (the “PSU Agreement”) approved by the Committee and filed as Exhibit 99.1 with this Current Report on Form 8-K.

Under the terms of the Plan and the PSU Agreement, an award of PSUs is expressed in terms of a target number of PSUs, with anywhere between 0% and 150% of that target number capable of being earned and vesting over the course of a three-year performance period (fiscal years 2017-2019) depending on the Company’s revenue performance each year during the performance period and the award recipient’s continued employment. The target amounts of the PSU awards made to our named executive officers are summarized below:

Name	Target Number of PSUs Granted
Archie Black, CEO and President	40,394
Kimberly Nelson, Executive Vice President and CFO	16,763
James Frome, Executive Vice President and COO	16,494

At the end of each fiscal year during the performance period, one-third of the target number of PSUs multiplied by the performance factor for that year will be earned and eligible to vest. The performance factor for each year will be 0% if the Company fails to achieve the threshold revenue goal, 50% for achievement of the threshold goal, 100% for achievement of the target goal and 150% for achievement of the maximum goal. Performance between these levels will result in a ratable number of PSUs earned and eligible to vest. In addition, during the second and third years of the performance period, each recipient will have an opportunity to “earn back” PSUs that were not earned in the previous year(s), based on the Company’s revenue achievement during the most recent year. Each vested PSU will be settled in one share of the Company’s common stock.

In connection with a change in control of the Company that occurs during the performance period, a number of PSUs will be subject to accelerated vesting at the time of the change in control equal to a pro rata portion of the target number of PSUs (1/3, 2/3 or 3/3, depending on whether the change in control occurred during the first, second or third year of the performance period) minus the number of PSUs that had already vested prior to the change in control.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit	Description

99.1	Form of Performance Stock Unit Agreement under the Company’s 2010 Equity Incentive Plan

99.2	Form of Restricted Stock Unit Agreement, as amended, under the Company’s 2010 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: February 15, 2017	By:	/s/ KIMBERLY K. NELSON
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer